Exhibit 99.1

Overland Storage Announces Fourth Quarter and Fiscal Year 2010 Results

SAN DIEGO, CA – August 26, 2010 – Overland Storage, Inc. (Nasdaq: OVRL), the trusted global provider of effortless data management and data protection solutions across the data lifecycle, today announced its financial results for the fourth quarter and fiscal year ended June 30, 2010.

Overland Storage reported revenue of $19.3 million for the quarter ended June 30, 2010, an increase of 3.7% from the prior quarter. The net loss for the fourth fiscal quarter was $4.2 million. This includes $1.2 million of non-cash, stock compensation expense.

For the twelve months ended June 30, 2010, the company reported revenue of $77.7 million, compared with $105.6 million for the twelve months ended June 30, 2009. The net loss for fiscal year 2010 was $13.0 million, compared with a net loss of $18.0 million in the prior fiscal year.

Cash and cash equivalents as of June 30, 2010 were $8.9 million compared with $5.5 million as of June 30, 2009.

Eric Kelly, President and Chief Executive Officer of Overland Storage, said, “We are pleased to have stabilized revenues, as the growth of our strategic branded products and stability of our service business has helped to compensate for continuing declines in the OEM business and challenging global economic conditions. This provides the foundation necessary to drive future revenue growth.”

Kelly added, “Looking ahead, we remain focused on three strategic priorities - implementing a new asset light business model, driving innovation and expanding our addressable markets. We look forward to describing key milestones in upcoming months and are pleased to resume providing forecasts of certain operating metrics.”

Business Outlook

Based on information available as of August 26, 2010, Overland Storage is issuing guidance for the first half of fiscal 2011 as follows:

The company expects first half revenue to be in the range of $35 million to $38 million, gross margin in the range of 27 to 31 percent and operating expenses in the range of $18 million to $20 million, including non cash stock compensation charges of $1 to $2 million. Our ability to continue to execute and hit our targeted milestones will assist us in our goal of becoming profitable during fiscal 2011.

Except for the factual statements made herein, the information contained in this news release, including the information our Business Outlook and guidance above, consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as “expects,” “intends,” “estimates,” “projects,” “plans,” “anticipates,” “guidance,” “outlook” and variations thereof, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and our actual results could differ materially from those contained in such statements. Factors that could cause or contribute to such differences include: our ability to maintain and increase sales volumes of our products; our ability to continue to aggressively control costs; the continued availability of our non-OEM accounts receivable financing arrangements; our ability to achieve the intended cost savings and maintain quality with our new manufacturing partner; our ability to generate cash from operations or raise outside capital to adequately fund our operations and to service and repay debt as it comes due; our ability to introduce new competitive products and the degree of market acceptance of such new products; the timing and market acceptance of new products introduced by our competitors; our ability to maintain strong relationships with branded channel partners; our ability to maintain the listing of our common stock on The NASDAQ Capital Market; customers’, suppliers’ and creditors’ perceptions of our continued viability; rescheduling or cancellation of customer orders; loss of a major customer; general competition and price measures in the market place; unexpected shortages of critical components; worldwide information technology spending levels; and general economic conditions. Reference is also made to other factors detailed from time to time in our periodic reports filed with the Securities and Exchange Commission. Our forward-looking statements are based on our current expectations and speak only as of the date of this release, and readers should not place undue reliance on these forward-looking statements. The inclusion of any statement in this conference call does not constitute a suggestion by the Company or any other person that the events or circumstances described in such statements are material. These forward-looking statements speak only as of the date of this release and we undertake no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.

Conference Call Information

Overland Storage will host a conference call on August 26, 2010, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss the Company’s financial results. To access this call, dial 800-771-7941 (domestic) or 212-231-2904 (international). A replay of this conference call will be available until 4:00 p.m. Pacific Time on September 17, 2010, at 800-633-8284 (domestic) or 402-977-9140 (international). The replay passcode is 21479224. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s Web site, (www.overlandstorage.com) and a replay will be archived on the Web site as well.

About Overland Storage

Overland Storage is the trusted global provider of effortless data management and data protection solutions across the data lifecycle. By providing an integrated range of technologies and services for primary, nearline, offline, archival and cloud data storage, Overland makes it easy and cost effective to manage different tiers of information over time. Whether distributed data is across the hall or across the globe, Overland enables companies to focus on building their business instead of worrying about data growth. Overland SnapServer®, NEO® and REO® solutions are available through a select network of value added resellers and system integrators. For more information, visit www.overlandstorage.com.

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Overland Storage, NEO, SnapServer, REO and the Overland logo are trademarks of Overland Storage, Inc. that may be registered in some jurisdictions; all other trade names herein are recognized to be the property of their respective owners.

Contacts

Media Contact:

Elizabeth Zaborowska

Bhava Communications

overland@bhavacom.com

510-219-8127

Investor Contact:

Abhi Kanitkar

ICR

abhi.kanitkar@icrinc.com

415-671-0745

OVERLAND STORAGE, INC.

SELECTED BALANCE SHEET INFORMATION

(In thousands)

	June 30, 2010	June 30, 2009
	(unaudited)
ASSETS
Cash	$8,852	$5,456
Accounts receivable, net	13,257	12,690
Inventories	9,941	12,492
Other current assets	6,551	7,410

Total current assets	38,601	38,048

Property, plant and equipment, net	804	1,107
Other assets	4,920	7,897

Total assets	$44,325	$47,052

LIABILITIES & EQUITY
Current liabilities, excluding debt	$31,047	$33,647
Debt, current portion	5,171	7,025
Long-term debt, net of current portion	—	693
Other long-term liabilities	5,441	5,802
Shareholders’ equity	2,666	(115)

Total liabilities and equity	$44,325	$47,052

OVERLAND STORAGE, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
Net revenue	$19,299	$22,093	$77,662	$105,621
Cost of revenue	13,636	15,715	56,288	76,453

Gross profit	5,663	6,378	21,374	29,168

Operating expenses:
Sales and marketing	4,490	4,253	17,987	26,345
Research and development	1,423	1,612	5,825	9,284
General and administrative	3,821	2,296	11,920	10,383

Total expenses	9,734	8,161	35,732	46,012

Operating loss	(4,071)	(1,783)	(14,358)	(16,844)
Interest (expense) income, net	(329)	(360)	(1,469)	(368)
Other expense, net	141	(462)	1,036	(786)

Loss before income taxes	(4,259)	(2,605)	(14,791)	(17,998)
Income taxes	(75)	60	(1,829)	30

Net loss	(4,184)	(2,665)	(12,962)	(18,028)
Deemed dividend on preferred stock	—	—	(144)	—

Net loss applicable to common shareholders	$(4,184)	$(2,665)	$(13,106)	$(18,028)

Net loss per share:
Basic and Diluted	$(0.44)	$(0.63)	$(2.04)	$(4.23)

Shares used in computing net loss per share:
Basic and Diluted	9,603	4,258	6,419	4,257